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Exhibit 10.45

FIRST AMENDMENT TO
SIRVA, INC. STOCK INCENTIVE PLAN

        WHEREAS, SIRVA, INC. (the "Company") previously adopted the SIRVA, Inc. Stock Incentive Plan (the "Plan"); and

        WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors (the "Board") retained the right to amend the Plan, and desires to amend certain provisions of the Plan to (i) delegate certain duties and responsibilities to the Compensation Committee of the Board, (ii) clarify that following a Public Offering (as defined in the Plan), a Participant continues to have 60 days following certain terminations of employment to exercise his or her vested option to purchase shares of common stock of the Company, and (iii) terminate the Plan effective upon consummation of the initial public offering of shares of common stock of the Company (the "IPO") contemplated by the Registration Statement on Form S-1 (No. 333-108185) filed by the Company with the Securities and Exchange Commission (the "Registration Statement").

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     A new defined term is hereby added to Section 2.1 of the Plan in alphabetical order to read as follows:

    "Committee" means the Compensation Committee of the Board (or such other committee of the Board to which the Board shall have delegated authority in respect of the compensation of its officers and employees), in each case which shall at all times comply with the applicable requirements of section 162(m) of the Internal Revenue Code of 1986, as amended, and rule 16b-3 promulgated under section 16 of the Securities Exchange Act of 1934, as amended."

        2.     Except as set forth in Sections 2.1(d), 2.1(f), 2.1(g), 10, 11.5 and 11.15 of the Plan, each reference to the "Board" is hereby amended to instead refer to the "Committee."

        3.     The first sentence of Section 8.3 of the Plan is hereby amended to read in its entirety as follows:

    "Except as otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, in the event that a Participant's employment with the Company and any Subsidiary that employs the Participant terminates for any reason other than (i) an Extraordinary Termination or (ii) for Cause, any Options then held by such Participant that have become vested on or prior to the effective date of such termination shall, subject to Section 8.4, remain exercisable until the earlier of (x) the 60thday following the date of such termination of employment and (y) the expiration of the term of such Option."

          4.     The second sentence of Section 11.11 of the Plan is hereby amended to read in its entirety as follows:

        "The Plan shall expire at 11:59 p.m., Central Standard Time on the day immediately prior to the effective date of a Public Offering."

          5.     This First Amendment to the Plan shall be effective as of the effective date of the Registration Statement, subject to consummation of the IPO. This First Amendment shall be of no force and effect and shall automatically expire if the IPO is not consummated.

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  Exhibit 10.45
FIRST AMENDMENT TO SIRVA, INC. STOCK INCENTIVE PLAN